EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of May 17, 1999, between Salant Corporation, a Delaware corporation (the "Corporation") and Michael J. Setola (the "Employee").

     WHEREAS, the Corporation and the Employee are parties to an Employment Agreement (the "Prior Agreement") dated as of March 11, 1994, as amended as of December 21, 1995 and June 16, 1997, pursuant to which the Employee currently serves as the Corporation's Chief Executive Officer;

     WHEREAS, in connection with the First Amended Chapter 11 Plan of Reorganization for Salant Corporation, dated February 3, 1999, as such plan may be amended or supplemented (the "Plan"), the Corporation wishes to enter into this Agreement, effective as of the Effective Date (as defined in the Plan), and pursuant to which the Employee will continue to serve as the Corporation's Chief Executive Officer; and

     WHEREAS, the Corporation and the Employee desire to enter into this Agreement and terminate the Prior Agreement.

     NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. EFFECTIVENESS. This Agreement shall become effective only upon the occurrence of the Effective Date (as defined in the Plan); provided that the Effective Date shall have occurred on or prior to June 30, 1999. If the Effective Date shall not have occurred by June 30, 1999, this Agreement shall be of no force and effect and shall be treated as having had no force and effect from and after the date hereof. The Corporation shall include the material terms of this Agreement as a provision of the Plan.

     SECTION 2. EMPLOYEE'S SERVICES. During the Employment Period (as hereinafter defined), the Corporation agrees to employ the Employee, and the Employee agrees to serve the Corporation, as the senior executive officer of the Corporation, having the title Chief Executive Officer of the Corporation. During the Employment Period, the Employee shall perform such services and duties as shall be assigned to him or delegated to him from time to time by the Board of Directors of the Corporation (the "Board of Directors") or the Executive Committee of the Board of Directors (the "Executive Committee").

     At all times during the Employment Period, the Employee's duties shall be consistent with those customarily performed by senior executive officers of other entities doing business in the apparel industry. The Employee's duties shall include, without additional compensation, the performance of similar services for any subsidiaries of the Corporation. The Employee
agrees  that,  except  as  otherwise   provided  herein,  he  shall  devote
substantially all of his business time, attention and energy to the business of the Corporation and its subsidiaries in the advancement of the best interest of the Corporation and its subsidiaries. The Employee will perform his duties hereunder principally in the New York metropolitan area.

     On the Effective Date, the Employee shall be elected as Chairman of the Board of Directors for a three-year term. Upon the termination of his employment under this Agreement, the Employee agrees to resign from the Board of Directors.

     During the Employment Period, it shall not be a violation of this Agreement for the Employee to (a) serve on corporate, civic or charitable boards or committees or otherwise engage in charitable activities and community affairs, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (c) manage personal investments, so long as such activities do not materially interfere with the performance of Employee's responsibilities as an employee of the Corporation in accordance with this Agreement.

     SECTION 3. TERM OF EMPLOYMENT. The term of Employee's employment under this Agreement shall commence on the Effective Date and end on December 31, 2000 (the "Initial Term").

     The Employment Period (as defined below) shall be automatically renewed for successive one-year terms after the Initial Term (the "Renewal Terms") on the same terms set forth herein (except Salary, as hereinafter defined, which shall be at the annual rate in effect immediately prior to the Renewal Term plus $75,000), unless at least 180 days prior to the expiration of the Initial Term or Renewal Term, as the case may be, either the Employee or the Corporation notifies the other in writing that he or it is electing to terminate the Employment Period at the expiration of the Initial Term or Renewal Term, as the case may be. "Employment Period" shall mean the Initial Term and all Renewal Terms, subject to earlier termination on the Termination Date (as hereinafter defined).

     SECTION 4. COMPENSATION. Subject to the terms hereof, the Corporation agrees to pay to the Employee, subject to all applicable laws and requirements including, without limitation, laws with respect to withholding of federal, state or local taxes, the compensation set forth below.

     (a) Salary. In consideration of the services to be rendered by the Employee hereunder, the Corporation shall pay him salary at an annual rate of $650,000 for the period commencing on the Effective Date and terminating on December 31, 1999 and $700,000 for the period commencing on January 1, 2000 and terminating on December 31, 2000 (each such period hereinafter referred to as an "Employment Year"), payable in equal bi-weekly installments during the Employment Period (the "Salary").

     (b) Annual Cash Bonuses. The Employee shall be entitled to receive cash bonuses (each, a "Bonus") for each fiscal year of the Corporation which shall occur during the Employment Period, which (i) for the
Corporation's 1999 fiscal year (the "1999 Fiscal Year"), shall be determined in accordance with the terms of the schedule annexed hereto as
Exhibit 1 (or if the Employment Period shall terminate during the 1999 Fiscal Year as a result of a Change of Control (as defined below), in accordance with the terms of the schedule attached hereto as Exhibit 2) (each of which is hereby incorporated by reference herein) comparing the performance of the Corporation's Perry Ellis Menswear Division (the "Perry Ellis Division") for the 1999 Fiscal Year to the budget for the Perry Ellis Division for the 1999 Fiscal Year, which budget shall have been set for the Perry Ellis Division by the Compensation Committee of the Board of Directors; provided, however, that in no event shall the Bonus in respect of the 1999 Fiscal Year be less than three hundred twenty-five thousand dollars ($325,000) (the "Guaranteed Portion") and (ii) for the
Corporation's fiscal years 2000 and beyond, shall be determined in accordance with the terms of the schedule annexed hereto as Exhibit 3
(which is hereby incorporated by reference herein) comparing the Corporation's performance for each such fiscal year to the Corporation's budget for each such fiscal year, which budget shall have been mutually agreed to by the Corporation and the Employee, which agreement shall not unreasonably be withheld. Each Bonus shall be paid by the Corporation to the Employee within 90 days after the end of the fiscal year to which such Bonus relates. If the Employment Period terminates on a day other than the last day of a fiscal year, the amount of the Bonus payable with respect to such fiscal year shall be the amount to which the Employee would have been entitled had his employment continued for all of that fiscal year, pro-rated by the proportion that the number of months of employment completed by the Employee during that fiscal year bears to 12; provided, however, that if the Employment Period shall terminate as a result of a Change of Control (i) during the 1999 Fiscal Year, the amount of the Bonus payable in respect of the 1999 Fiscal Year shall be equal to the sum of (A) the Guaranteed Portion and (B) an amount equal to the product of (1) a fraction, the numerator of which is the number of months of employment completed by the Employee during that fiscal year and the denominator of which is 12 and (2) the excess, if any, of (I) the Monthly-Based 1999 Bonus (as defined below) over (II) the Guaranteed Portion and (ii) during any fiscal year of the Company other than the 1999 Fiscal Year, the pro-rated bonus payable with respect thereto shall be pro-rated (by the proportion that the number of months of employment completed by the Employee during that fiscal year bears to 12) based on the Employee's achievement of the performance goals set in the budget for that fiscal year on a month-by-month (rather than an annual) basis for all complete months through the date of termination. If the Employment Period shall terminate during any fiscal year as a result of a Change of Control, the Bonus in respect of that year shall be paid by the Corporation to the Employee in a lump sum on the day of termination. Notwithstanding anything contained herein to the contrary, no Bonus shall be payable if (i) the Corporation terminates the Employment Period for Cause (as hereinafter defined), or
(ii) the Employee terminates the Employment Period other than for Good Reason (as hereinafter defined).

     For purposes of this Section 4(b), "termination as a result of a Change of Control" shall mean either (i) a termination by the Employee for Good Reason (as defined below) that is based upon the occurrence of a Change of Control, or (ii) a termination by the Corporation for any reason other than Cause (as defined below), death or Disability (as defined below), at any time after the occurrence of a Change of Control.

     For purposes of this Agreement, the term "Monthly-Based 1999 Bonus" shall mean a Bonus in respect of the 1999 Fiscal Year calculated in accordance with the terms set forth on Exhibit 2 hereto comparing the aggregate monthly performance of the Perry Ellis Division for all complete months during the period commencing on the first day of the 1999 Fiscal Year and terminating on the date on which the Employment Period terminates (the "Calculation Period") to the aggregate of the monthly budgets for all complete months during the Calculation Period.

     SECTION 5. EMPLOYEE BENEFIT PLANS. The Employee shall, during the Employment Period, be eligible to participate in and receive benefits under and in accordance with the provisions of any pension plan, welfare plan or other similar plan or policy of the Corporation maintained for the benefit of the Corporation's senior level executives or its employees generally (together, the "Benefit Plans"). In the event any new Benefit Plan is established which is in addition to, and not an alternative to, any existing Benefit Plan, the Employee shall also be entitled to participate in such Benefit Plan to the extent permitted by the terms thereof. The Corporation shall have the right, however, to make changes in Benefit Plans applicable to its senior executives or employees generally and the Employee agrees that such changes shall also be applicable to the Employee.

     SECTION 6. EXPENSES AND OTHER PERQUISITES. (a) Expense Reimbursement. Subject to compliance by the Employee with such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Corporation, the Employee is authorized to incur reasonable expenses in connection with the performance of his duties hereunder in the furtherance of the business of the Corporation and its subsidiaries, and the Corporation shall reimburse the Employee for all such reasonable expenses.

     (b) Legal Fees. The Corporation shall pay all reasonable legal expenses incurred by the Employee in connection with the preparation and negotiation of this Agreement.

     (c)  Automobile   Allowance.   During  the  Employment   Period,   the
Corporation will provide the Employee with an automobile allowance in the amount of $680 per month, payable in the first pay period of each month.

     (d) Housing Allowance. In order to enable the Employee to devote additional time to his duties hereunder, the Corporation also agrees to reimburse the Employee during the Employment Period, up to a maximum of $3,000 per month (the "NYC Amount") for the reasonable expenses actually incurred by the Employee in either (i) renting in his own name and occupying an apartment in New York City or (ii) staying in a hotel in New York City.

     SECTION 7. TERMINATION. (a) Termination Date. The "Termination Date" shall be the date which is the earlier of (i) the last day of the Initial Term or, if applicable, a Renewal Term which is not renewed, (ii) the effective date of a termination of the Employee's employment as set forth in a notice delivered by the Corporation to the Employee indicating that the Employee's employment hereunder is terminated, (iii) the date on which the Employee delivers written notice to the Corporation that he is terminating his employment hereunder; provided, however, that if the Employee is terminating his employment for Good Reason in accordance with the provisions of Section 7(e) hereof, in no event shall the effective date of such a termination be prior to the applicable cure period, or (iv) the Employee's death or Disability (as hereinafter defined).

     (b) Termination Due to Death or Disability. In the event the Employee's employment is terminated due to his death or Disability, he, or his estate or his beneficiaries, as the case may be, shall be entitled to:

          (i) Salary through the Termination Date and any Bonus earned but not in fact paid for any fiscal year completed before the Termination Date;

          (ii) pro-rated Bonus through the Termination Date, payable in accordance with Section 4(b) hereof;

          (iii) in the case of death only, a lump-sum payment equal to three months' Salary at the annual rate in effect on the date of death, payable promptly after his death;

          (iv) the right to exercise all stock options granted to the Employee at the time of his death or Disability (whether or not then vested) for a period of one year following such event or for the remainder of the exercise period of the applicable option, if shorter;

          (v) any amounts earned, accrued or owing to the Employee through the Termination Date but not yet paid under Section 5 or 6 hereof;

          (vi) in the case of Disability only, the right to receive all applicable benefits pursuant to the Corporation's Employee Long Term Disability Insurance Plan (the "Disability Plan") as if he were fully covered thereunder; provided, however, if the Employee is precluded from receiving such benefits (e.g., because he is no longer employed by the Corporation), the Corporation shall pay cash to the Employee equal, on an after-tax basis, to the amount of benefits he would have received had he continued to be eligible to participate in the Disability Plan; and

          (vii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Corporation.

     "Disability" shall mean any physical or mental illness as a result of which the Employee is unable to discharge his duties hereunder for a period of six consecutive months or for a total of 180 days during any twelve-month period hereunder.

     (c) Termination by the Corporation for Cause. (i) "Cause" shall mean:

               (A) the Employee is convicted of a felony or engages in conduct which is determined by a court to constitute an act involving moral turpitude; or

               (B) the Employee engages in conduct that constitutes (i) willful gross neglect, (ii) willful gross misconduct in carrying out his duties under this Agreement or (iii) a violation of the Corporation's Code of Conduct, resulting, in each case, in material harm to the financial condition or reputation of the Corporation.

          (ii) In the event the Corporation terminates the Employee's employment for Cause he shall be entitled to:

               (A) Salary through the Termination Date;

               (B) any amounts earned, accrued or owing to the Employee through the Termination Date but not yet paid under Section 5 or 6 hereof; and

               (C) other or additional benefits then due or earned in accordance with applicable plans and programs of the Corporation.

               Notwithstanding anything contained in this Agreement to the contrary, in the event the Corporation terminates the Employee's employment for Cause, all options (other than the Guaranteed Options (as defined below)) to purchase shares of the Corporation's stock then held by the Employee shall immediately be forfeited.

     (d) Termination by the Corporation Without Cause. In the event the Employee's employment is terminated by the Corporation for any reason other than Cause, death or Disability, the Employee shall be entitled to, and his sole remedies under this Agreement shall be:

          (i) Salary through the Termination Date;

          (ii) Salary, at the annual rate in effect on the Termination Date, for a period (the "Severance Period") which shall commence on the date of such termination and shall terminate on either (A) in the event that such termination shall have occurred prior to a Change of Control, the 12-month anniversary of the date of such termination or
     (B) in the event that such termination shall have occurred following a Change of Control, the earlier of (1) the 12-month anniversary of the date of such termination and (2) December 31, 2000;

          (iii) pro-rated Bonus with respect to the fiscal year in which termination occurs, payable in accordance with Section 4(b) hereof, and any Bonus for any fiscal year earned but not in fact paid before the Termination Date, payable in a lump sum as promptly as practicable following the Termination Date, but in no event later than fifteen
     (15) days after the Termination Date;

          (iv) the right to exercise any stock option held by the Employee at the Termination Date (whether or not then vested), such option to remain exercisable for six months after the Termination Date, or for the remainder of the exercise period of the applicable option, if shorter;

          (v) any amounts earned, accrued, or owing to the Employee through the Termination Date but not yet paid under Section 5 or 6 hereof;

          (vi) continued participation in all medical, dental, health and life insurance plans and in other employee benefit plans or programs at the same benefit level at which he was participating on the Termination Date until the earlier of:

               (A) the end of the Severance Period; or

               (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that if the Employee is precluded from continuing his participation in any benefit plan or program as provided in this
          Section 7(d)(vi) as a matter of law, or in the case of life insurance, as a result of the requirements of such benefit plan or program, the Corporation shall have no obligation to continue to provide such benefits; and

          (vii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Corporation, payable in a lump sum on the Termination Date.

     (e) Termination by the Employee for Good Reason. The Employee shall have the right to terminate the Employment Period for Good Reason (as hereinafter defined), provided, that, not later than sixty (60) days following the occurrence of the event giving rise to the alleged "Good Reason," the Employee shall have given the Corporation written notice of the Employee's decision to terminate his employment (specifying the alleged "Good Reason" in reasonable detail) and, if it is possible to cure, the Corporation shall not have cured the same within thirty (30) days after receipt of such notice, or, if cure cannot be fully accomplished within thirty (30) days, the Corporation shall not have commenced cure within thirty (30) days after receipt of such notice and cured the alleged "Good Reason" as soon as possible thereafter. Notwithstanding the foregoing, if the event giving rise to "Good Reason" is the occurrence of a Change of Control, the Employee shall, at any time following the occurrence of the Change of Control, be entitled to terminate his employment for Good Reason upon not less than sixty (60) days written notice to the Corporation. In the event that the Employment Period is terminated by the Employee for Good Reason, the Employee shall be entitled to, and his sole remedies shall be, the same benefits provided for in Section 7(d) hereof. "Good Reason" shall mean (i) the assignment to the Employee of duties inconsistent with, or the diminution of, the Employee's positions, titles, offices, duties, responsibilities or status from those set forth in Section 2 hereof, or a change without good cause in the Employee's reporting responsibilities,
(ii) a reduction in the Employee's Salary or the Guaranteed Portion of the 1999 Bonus, (iii) a material reduction in the Employee's benefits or perquisites (other than a reduction pursuant to the last sentence of Section 5 hereof); (iv) a requirement that Employee change his place of principal employment to a location other than the metropolitan New York area; or (v) the occurrence of a Change of Control.

     (f) Termination following Non-Renewal. In the event the Corporation notifies the Employee in writing at least 180 days prior to the expiration of the Initial Term or any Renewal Term that it is electing to terminate the Employment Period at the expiration of the then current Employment Period and the Employee's employment terminates upon such expiration, whether at the Corporation's initiative or the Employee's initiative, the Employee shall be entitled to:

          (i) Salary through the Termination Date;

          (ii) Salary, at the annual rate in effect on the Termination Date for a period of one year following the Termination Date (the "Non-Renewal Severance Period");

          (iii) pro-rated Bonus with respect to the fiscal year in which termination occurs, payable in accordance with Section 4(b) hereof, and any Bonus for any fiscal year earned but not in fact paid before the Termination Date, payable in a lump sum as promptly as practicable following the Termination Date, but in no event later than fifteen
     (15) days after the Termination Date;

          (iv) the right to exercise any stock option held by the Employee at the Termination Date, to the extent vested at such date, such option to remain exercisable for the Non-Renewal Severance Period and for sixty (60) days thereafter, or for the remainder of the exercise period of the applicable option, if shorter;

          (v) any amounts earned, accrued, or owing to the Employee through the Termination Date but not yet paid under Section 5 or 6 hereof;

          (vi) continued participation in all medical, dental, health and life insurance plans at the same benefit level at which he was participating on the Termination Date until the earlier of:

               (A) the end of the Non-Renewal Severance Period; or

               (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that if the Employee is precluded from continuing his participation in any benefit plan or program as provided in this
          Section 7(f)(vi) as a matter of law, or in the case of life insurance, as a result of the requirements of such benefit plan or program, the Corporation shall have no obligation to continue to provide such benefits; and

          (vii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Corporation.

     (g) Voluntary Termination by the Employee. In the event of a termination of employment by the Employee on his own initiative, other than a termination due to death, Disability or Good Reason, the Employee shall have the same entitlement as provided in Section 7(c) hereof.

     (h) Condition to Receipt of Severance Payments. The Employee hereby acknowledges that the Severance Payment (as hereinafter defined) is greater than the amount provided by the Corporation's normal severance policy and is being offered to the Employee in reliance upon the Employee's agreement to release the Corporation from any liability and to waive any claims the Employee may have against the Corporation, including, without limitation, any claims relating to his employment or separation from employment. Notwithstanding anything to the contrary contained herein, nothing shall impair the Employee's (i) right to enforce the obligations of the Corporation as set forth in this Agreement, or (ii) right to seek indemnification or contribution from the Corporation in the event the Employee is the subject of any third-party claim arising out of or relating to any act or omission by the Employee during the course of his employment by the Corporation, to the extent such right would otherwise exist. "Severance Payment" shall mean any amount paid or payable or benefit provided or to be provided to the Employee with respect to a Severance Period or a Non-Renewal Severance Period, as the case may be.

     SECTION 8. COVENANT NOT TO COMPETE. The Employee covenants and agrees that he will not, at any time during the Restriction Period (as hereinafter defined), whether as owner, principal, agent, partner, director, officer, employee, independent contractor, consultant, shareholder, licensor or otherwise, alone or in association with any other person either directly or indirectly, carry on, be engaged or take part in, render services to, own, or share in the earnings of, or invest in the stocks, bonds or other securities of, or be interested in any way in any business engaged in the design, manufacture and/or wholesale or retail sale of designer mens apparel (and/or such other additional businesses in which the Corporation or any of its subsidiaries may hereafter become primarily engaged), including, without limitation, any retail customer of the Corporation that accounts for 5% or more of the Corporation's net sales on an annualized basis, without the written consent of the Board of Directors, provided that the Employee may hold a passive investment in a business which is competitive with or similar to any such business if the investment is in securities which are listed on a national securities exchange and the investment in any class of securities does not exceed 1% of the outstanding shares of such class or 1% of the outstanding principal amount of such class, as the case may be. In addition, for one year after the end of the Restriction Period, the Employee covenants and agrees that he will not, directly or indirectly, hire any person who is employed by the Corporation on the Termination Date whose annual salary on such date is equal to or greater than $100,000 or solicit, induce or entice any such person to leave the employment of the Corporation; provided, however, that this covenant shall be inapplicable to any employee of the Corporation whose employment is involuntarily terminated by the Corporation following a Change of Control. "Restriction Period" shall mean the period beginning with the Effective Date and ending on the last day of either (i) the Employment Period (determined without giving effect to any termination of employment, unless such termination was initiated by the Corporation for any reason other than Cause), (ii) the Severance Period or (iii) the Non-Renewal Severance Period, whichever is longer; provided, however, that the Employee shall, at any time during the Severance Period or the Non-Renewal Severance Period, as the case may be, have the right to immediately terminate the Restriction Period by waiving any and all of his rights to all Severance Payments due the Employee from and after the date on which the Restriction Period terminates (i.e., the Severance Period or the Non-Renewal Severance Period, as the case may be, and the Restriction Period shall terminate as of the date of the Employee's waiver).

     SECTION 9. NON-DISCLOSURE COVENANT. The Employee further agrees that, during the Employment Period and thereafter without limit, he will not, either directly or indirectly, communicate or divulge to any person, firm or corporation other than the Corporation and its subsidiaries, any information (except that which is generally known to the public) relating to the business, customers and suppliers, or other affairs of the Corporation or its subsidiaries ("Confidential Information") except (a) for the purpose of, or in connection with, the advancement of the business of the Corporation, or (b) in the event that the Employee is required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose Confidential Information, and the Employee is compelled to disclose such Confidential Information or else stand liable for contempt or suffer other censure, penalty or violation in a court proceeding. In the event that the Employee is required to disclose such Confidential Information in the circumstances described in clause (b) above, the Employee will, to the extent legally permissible either (i) give the Corporation at least ten days' written notice (or shorter, but prompt, notice to the extent the Employee is required to respond to legal process in fewer then ten days) so that the Corporation may seek an appropriate protective order, or (ii) make such disclosure to a court under seal.

     The   provisions  of  this  Section  9  shall  not  be  applicable  to information which

          (i) was at the time of the disclosure by the Corporation to the Employee, in the public domain;

          (ii) has, subsequent to the disclosure by the Corporation to the Employee, become part of the public domain, through no fault, act or omission of the Employee, directly or indirectly, in violation of his obligations hereunder;

          (iii) was, at the time of the disclosure by the Corporation to the Employee, in the Employee's possession and was not otherwise, directly or indirectly, acquired from the Corporation; or

          (iv) was received by the Employee from any third party, provided that such information was not obtained by said third party from the Corporation improperly, directly or indirectly, and was not improperly disclosed by the third party to the Employee.

     SECTION 10. INDEMNIFICATION. On the same terms and conditions as are applicable to other directors and officers of the Corporation, the Corporation shall continue to indemnify the Employee against all liability and loss with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries or Affiliates (as hereinafter defined), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Employee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Notwithstanding any other provisions of this Agreement, the Corporation's obligation to indemnify the Employee shall survive the termination of the Employment Period, provided that in the event that the Employee is terminated for Cause, the Corporation shall have no obligation to indemnify the Employee under this Section 10 against any liability, loss or expense arising from conduct that constitutes grounds for the
Corporation  to  terminate  the  Employment  Period for Cause  pursuant  to
Section 7(c) hereof.

     SECTION 11. STOCK AND STOCK OPTION PLAN. Pursuant to the Plan, the Corporation shall reserve (the "Stock Option Reserve") ten percent (10%) of the issued and outstanding common stock, par value $1.00 per share of the Corporation ("Common Stock") on a fully diluted basis (after taking into account all shares of Common Stock subject to the Stock Option Reserve) as of the Effective Date (the "Outstanding Stock") in order to create a new employee stock option plan of the Corporation (the "Equity Plan") for the benefit of non-management directors, executives and other employees. On the Effective Date, the Equity Plan shall be authorized by the Plan pursuant to which options to acquire a specified percentage of the Stock Option Reserve shall be granted to (i) the Employee; provided, however, that in no event shall the Employee be granted options (the "Guaranteed Options") to purchase less than twenty-five percent (25%) of the Stock Option Reserve (i.e., two and one-half percent (2-1/2%) of the Outstanding Stock), (ii) the non-management directors of the Corporation and (iii) those members of management of the Corporation selected by the Employee and approved by the non-management members of the Board of Directors. The decision to grant any additional stock options from the balance of the Stock Option Reserve and the administration of the Equity Plan shall be in the sole discretion of the non-management members of the Board of Directors.

     SECTION 12. GUARANTEED OPTIONS. (a) Grant of Guaranteed Options. The Guaranteed Options shall be granted to the Employee on the Effective Date pursuant to the terms and conditions set forth in the Equity Plan and an agreement (the "Option Agreement") to be entered into by the Employee and the Corporation, which shall provide that (i) the Guaranteed Options shall have an exercise price per share equal to the Fair Market Value of a share of Common Stock on the Effective Date, (ii) the Guaranteed Options shall have a duration of ten (10) years and (iii) the Employee shall vest and be entitled to exercise the Guaranteed Options with respect to one-third (1/3) of the total number of shares of Outstanding Stock subject to the Guaranteed Options from and after the Effective Date, an additional one-third (1/3) of the total number of shares of Outstanding Stock subject to the Guaranteed Options from and after December 31, 1999 and the remaining one-third (1/3) of the total number of shares of Outstanding Stock subject to the Guaranteed Options from and after December 31, 2000.

     This Section 12 constitutes "written clearance from the Code Administrator" (within the meaning of Section 17 of the Company's Code of Conduct, dated January 1998 (the "Code of Conduct")) with respect to the Employee's acquisition of the Guaranteed Options, his acquisition of Common Stock upon exercise thereof and his sale or other disposition of such Common Stock thereafter; provided, however, that, except as contemplated in
Section 12(b) following a Change of Control, in no event may the Employee engage in any "securities transaction" (within the meaning of Section 17 of the Code of Conduct) (i) that is based upon, or otherwise entered into as a result of, the Employee's knowledge of Temporary Confidential Information (as defined in the Code of Conduct) or (ii) during any period that the Company has instituted a "freeze" (within the meaning of Section 17 of the Code of Conduct) on trading by salaried employees generally.

     (b) Effect of a Change of Control. The Option Agreement shall provide that upon a Change of Control during the Employment Period (i) the Guaranteed Options, to the extent not theretofore vested and exercisable, shall immediately become fully vested and exercisable and (ii) to the extent that the aggregate value derived by the Employee from the Guaranteed Options upon exercise of the Guaranteed Options is less than an amount (the "Guaranteed Amount") equal to the greater of (A) 0.8% of the aggregate value of the consideration received by the Corporation and/or its shareholders in connection with the Change of Control and (B) $675,000, the Corporation shall, immediately after the Change of Control, make a lump sum cash payment to the Employee equal to such difference; provided, however, that the aggregate amount of such payment shall be appropriately adjusted to take into account any shares of Common Stock acquired upon exercise of the Guaranteed Options that the Employee shall have previously disposed of; provided, further, however, that in no event shall the mechanism by which the Company provides the Guaranteed Amount (or appropriate portion thereof) to the Employee cause the Employee to engage in a transaction the result of which would subject the Employee to a suit pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder to recover the profit realized by the Employee in connection with all or such portion of the Guaranteed Options in respect of which the Guaranteed Amount is being paid.

     SECTION 13. VACATIONS. The Employee shall be entitled to paid vacations in accordance with the policies of the Corporation in effect from time to time, but not less than four weeks in any of the fiscal years during which the Employee is employed. To the extent the Employee does not use the full vacation period during a fiscal year, the unused balance shall accrue and be carried over into subsequent fiscal years, provided, however, that no more than an aggregate of two weeks of unused vacation time may be carried forward from one fiscal year to the next fiscal year.

     SECTION 14. LEGAL EXPENSES. The Corporation shall pay all legal fees and related expenses incurred by the Employee as a result of (i) the Employee's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) if the Corporation has been found to be in breach of its obligations hereunder or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement, if the Employee prevails against the Corporation in any proceeding in which rights hereunder are contested.

     SECTION 15. ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto.

     SECTION 16. NOTICES. Any notice or other communication which is required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by facsimile (with receipt confirmed) or five days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to such party at the address shown below:

     If to the Corporation, then to the following:

            Salant Corporation
            1114 Avenue of the Americas
            New York, New York  10036
            Attention:  Board of Directors

     If to the Employee, then to the following:

            Michael J. Setola
            44 Sneider Road
            Warren, New Jersey  07059

            With a copy to:

            Thomas A. Hickey, Esq.
            Eaton & Van Winkle
            3 Park Avenue
            New York, New York  10016

Each party may, by notice to the other parties as provided in this Section 16, change his or its address set forth above.

     SECTION 17. ENTIRE AGREEMENT; AMENDMENTS. This Agreement embodies the entire agreement and understanding between the Employee and the Corporation and supersedes all prior agreements and understandings as to the employment of the Employee (including the Prior Agreement, which is hereby terminated). No amendment, waiver, modification or discharge of any of the terms of this Agreement shall be valid unless in writing and signed by the party against whom or which enforcement is sought.

     SECTION 18. WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     SECTION 19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original.

     SECTION 20. GOVERNING LAW; RESOLUTION OF DISPUTES. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Employee hereby acknowledges that irreparable damage may occur in the event that Sections 8 and 9 hereof are not performed in accordance with their specific terms or are otherwise breached by the Employee. It is accordingly agreed that the Corporation shall be entitled to an injunction or injunctions to prevent breaches of such provisions in any Court of the United States or any states having jurisdiction, this being in addition to any other remedy to which the Corporation may be entitled at law or in equity. Except in the event the Corporation is attempting to seek injunctive or other equitable relief for a breach by the Employee of Sections 8 and/or 9 hereof, the parties agree that, as a condition precedent to the commencement of any arbitration as set forth below, the parties and their attorneys must attempt to confer at least twice, in person, in an effort to resolve any dispute hereunder. Should such efforts not be successful, such dispute shall be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Except as provided in Section 14 hereof, each party shall bear his or its own costs of the arbitration or court proceeding, including, without limitation, attorneys' fees. Pending the resolution of any such arbitration or court proceeding, the Corporation shall continue payment of all amounts and benefits due the Employee under this Agreement during the pendency thereof.

     SECTION 21. CERTAIN DEFINITIONS.

     "Affiliate" shall mean any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, any other Person.

     "Change of  Control"  shall mean an event or series of events by which
(i) any Person is or becomes the "beneficial owner" (as defined in rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or after the passage of time), directly or indirectly, of a majority of the aggregate Voting Stock of the Corporation;
(ii) the Corporation consolidates with or merges into another Person or any Person consolidates with or merges into the Corporation, in either event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is changed into or exchanged for cash, securities or other properties, other than any such transaction where the holders of the Voting Stock of the Corporation immediately prior to such transaction own, directly or indirectly, immediately after such transaction Voting Stock of such surviving corporation entitling them to not less than 50% of the aggregate voting power of all Voting Stock of such surviving corporation; or (iii) the Corporation conveys, transfers or leases all or substantially all of its assets to any Person. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur if the Person described in clause (i),
(ii) or (iii) is Magten Asset Management Corp. or is an Affiliate of Magten Asset Management Corp.

     "Fair Market Value" on any date means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange on which such shares are listed or admitted to trading, or, if such shares are not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to such shares on such date, the Fair Market Value shall be the value established by the Board of Directors in good faith.

     "Voting Stock" shall mean securities of any class or classes (or equivalent interests) of any entity, if the holders of the securities of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or natural persons or entities performing similar functions) of such entity, even though the right to so vote has been suspended by the happening of such a contingency.

     "Control" shall mean the power to direct the affairs of any Person, by reason of ownership of Voting Stock, by contract or otherwise.

     "Person" shall mean any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity, or any group of Persons acting in concert.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first-above written.


                                          SALANT CORPORATION


                                          By:
                                             ------------------------------


                                             ------------------------------
                                                   MICHAEL J. SETOLA

                                                                  EXHIBIT 1
                                                                  ---------

                              FISCAL YEAR 1999
                         ANNUAL CASH BONUS SCHEDULE
                         --------------------------

     (a) With respect to the Corporation's 1999 Fiscal Year:

          (i) if the aggregate Perry Ellis Division EBITDA (as hereinafter defined) for the entire 1999 Fiscal Year ("Actual Perry Ellis Division EBITDA") is equal to 100% of the aggregate amount of the Perry Ellis Division EBITDA projected in the annual business plan for the entire 1999 Fiscal Year adopted by the Compensation Committee of the Corporation's Board of Directors on May 27, 1999 ("Projected Perry Ellis Division EBITDA"), the Employee shall receive a Bonus equal to $650,000;

          (ii) if the Actual Perry Ellis Division EBITDA is greater than 100% of the Projected Perry Ellis Division EBITDA, the Employee shall receive a Bonus in an amount equal to the sum of (A) $650,000 plus (B) an amount equal to 1% of $650,000 for each full 1% increment by which the Actual Perry Ellis Division EBITDA shall exceed the Projected Perry Ellis Division EBITDA;

          (iii) if the Actual Perry Ellis Division EBITDA is greater than 90% and less than 100% of the Projected Perry Ellis Division EBITDA, the Employee shall receive a Bonus in an amount equal to (A) $650,000 minus (B) an amount equal to 2% of $650,000 for each full 1% increment by which the Actual Perry Ellis Division EBITDA is less than the Projected Perry Ellis Division EBITDA;

          (iv) if the Actual Perry Ellis Division EBITDA is equal to 90% of the Projected Perry Ellis Division EBITDA, the Employee shall receive a Bonus equal to $520,000; and

          (v) if the Actual Perry Ellis Division EBITDA is less than 90% of the Projected Perry Ellis Division EBITDA, the Employee shall receive a Bonus equal to $325,000.

     (b) "Perry Ellis Division EBITDA" shall mean the aggregate pre-tax income of the Perry Ellis Division for the 1999 fiscal year, as shown on the Corporation's audited financial statements (which shall include deductions for the following expenses: (i) write-offs of inventory, (ii) 1999 employee salaries and bonuses, (iii) depreciation and amortization, and (iv) interest, but no deduction or other provision for any federal, state or local income taxes), provided, that the following shall be excluded from "Perry Ellis Division EBITDA": all extraordinary items, including gains and losses on the sale of fixed or intangible assets, permanent (but not temporary) sales of customs quotas, gains or losses on the termination of any employee benefit plan and all insurance recoveries not related to the 1999 operations of the Perry Ellis Division (i.e., business interruption insurance and inventory loss or casualty insurance recoveries shall be included in the calculation of "Perry Ellis Division EBITDA," but gains or losses on recoveries with respect to fixed or other capital assets shall not be so included).

                                                                  EXHIBIT 2
                                                                  ---------

                             CALCULATION PERIOD
                            CASH BONUS SCHEDULE
                            -------------------

     With respect to the Calculation Period:

          (a) if the aggregate Perry Ellis Division EBITDA for all complete months during the Calculation Period ("Actual Calculation Period EBITDA") is equal to 100% of the aggregate amount of the Perry Ellis Division EBITDA projected in the annual business plan adopted by the Compensation Committee of the Corporation's Board of Directors for all complete months during the Calculation Period ("Projected Calculation Period EBITDA"), the Monthly-Based 1999 Bonus shall be equal to $650,000;

          (b) if the Actual Calculation Period EBITDA is greater than 100% of the Projected Calculation Period EBITDA, the Monthly-Based 1999 Bonus shall be equal to the sum of (A) $650,000 plus (B) an amount equal to 1% of $650,000 for each full 1% increment by which the Actual Calculation Period EBITDA shall exceed the Projected Calculation Period EBITDA;

          (c) if the Actual Calculation Period EBITDA is greater than 90% and less than 100% of the Projected Calculation Period EBITDA, the Monthly-Based 1999 Bonus shall be equal to (A) $650,000 minus (B) an amount equal to 2% of $650,000 for each full 1% increment by which the Actual Calculation Period EBITDA is less than the Projected Calculation Period EBITDA;

          (d) if the Actual Calculation Period EBITDA is equal to 90% of the Projected Calculation Period EBITDA, the Monthly-Based 1999 Bonus shall be equal to $520,000; and

          (e) if the Actual Calculation Period EBITDA is less than 90% of the Projected Calculation Period EBITDA, the Monthly-Based 1999 Bonus shall be equal to $325,000.

                                                                  EXHIBIT 3
                                                                  ---------

                        FISCAL YEARS 2000 AND BEYOND
                         ANNUAL CASH BONUS SCHEDULE
                         --------------------------

     (a) With respect to each of the Corporation's fiscal years 2000 and beyond:

          (i) if the Corporation's Earnings (as hereinafter defined) for the entire relevant fiscal year ("Actual Earnings") are equal to 100% of the amount of the Corporation's Earnings projected in the annual business plan for that fiscal year, as mutually agreed upon by the Corporation and the Employee ("Projected Earnings"), the Employee shall receive a Bonus in respect of that fiscal year equal to 100% of the Employee's annual Salary at the end of the applicable fiscal year;

          (ii) if Actual Earnings for the relevant fiscal year are greater than 100% of Projected Earnings for that fiscal year, the Employee shall receive a Bonus in respect of that fiscal year in an amount equal to the sum of (A) an amount equal to 100% of the Employee's annual Salary at the end of the applicable fiscal year plus (B) an amount equal to 1% of the Employee's annual Salary at the end of the applicable fiscal year for each full 1% increment by which Actual Earnings shall exceed Projected Earnings;

          (iii) if Actual Earnings for the relevant fiscal year are greater than 90% and less than 100% of Projected Earnings for that fiscal year, the Employee shall receive a Bonus in respect of that fiscal year in an amount equal to (A) 100% of the Employee's annual Salary at the end of the applicable fiscal year minus (B) an amount equal to 2% of the Employee's annual Salary at the end of the applicable fiscal year for each full 1% increment by which Actual Earnings are less than Projected Earnings;

          (iv) if Actual Earnings for the relevant fiscal year are equal to 90% of Projected Earnings for that fiscal year, the Employee shall receive a Bonus in respect of that fiscal year equal to 80% of the Employee's annual Salary at the end of the applicable fiscal year; and

          (v) if Actual Earnings for the relevant fiscal year are less than 90% of Projected Earnings for that fiscal year, the Employee shall not be entitled to any Bonus in respect of that fiscal year.

     (b) "Earnings" shall mean the aggregate earnings of the Corporation, as shown on the Corporation's audited financial statements, calculated in any manner (whether by reference to EBITDA or any other measure of net earnings) utilized in the annual projected business plan relating to the relevant fiscal year as a measure of the Employee's performance.